Exhibit 10.12

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter called the “Second Amendment”) is made and entered into this ___ day of ____________, 2020, by and between GPI T&U INLAND, LP (hereinafter called “Landlord”) and MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation (hereinafter called “Tenant”);

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 4, 2019, as amended by that certain First Amendment to Lease Agreement dated March 12, 2020 (hereinafter, collectively, the “Lease”) for approximately 31,188 square feet commonly known as Suites 1218A, 1218B, 1218C and 1236C (collectively, the “Premises”) located within the buildings commonly known as 1218 and 1236 Menlo Drive, Atlanta, Georgia 30318 (the “Project”).

WHEREAS, Landlord and Tenant desire to amend the Lease to permit Tenant to draw down the Allowance in installments.

NOW THEREFORE, it is hereby agreed that for and in consideration of the additional terms and conditions set forth below, said Lease is hereby modified and amended as follows:

1. Section 5 of Exhibit C to the Lease is hereby deleted in its entirety and replaced with the following:

“Provided Tenant is not in Default, following the date that Tenant has provided to Landlord written evidence that Tenant has completed and paid for at least Eight Hundred Thirty-Five Thousand and 00/100 Dollars ($835,000.00) of Tenant Improvements in and to the Premises, including submission to Landlord of partial lien waivers relating thereto, Landlord shall reimburse to Tenant (or pay directly to Tenant’s general contractor) the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, an amount equal to up to the Allowance (as defined in Section 1.7 above), in accordance with the following. For purposes of satisfying the foregoing, Tenant must have made at least Eight Hundred Thirty-Five Thousand and 00/100 Dollars ($835,000.00) of Tenant Improvements spent toward hard construction costs or toward architectural, engineering or permitting fees associated with the Premises.

Landlord shall fund the first (1st) thirty percent (30%) of the Allowance within forty-five (45) days following Tenant’s submission to Landlord of: (i) a written certification from Tenant’s general contractor that the Tenant Improvements are at least fifty percent (50%) complete; and (ii) partial lien waivers relating to the first fifty percent (50%) of the Tenant Improvements;

Landlord shall fund the next thirty-five percent (35%) of the Allowance within forty-five (45) days following Tenant’s submission to Landlord of: (i) a written certification from Tenant’s general contractor that the Tenant Improvements are at least seventy-five percent (75%) complete; and (ii) partial lien waivers relating to the first seventy-five percent (75%) of the Tenant Improvements Landlord shall pay the balance of the Allowance within forty-five (45) days following the date that Tenant’s contractor has:

(i) substantially completed the Tenant Improvements and received a Certificate of Occupancy (or the jurisdictional equivalent) from the applicable governing authority;

(ii) delivered to Landlord lien waivers and affidavits from Tenant’s contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Premises relating to the Tenant Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that there are no parties entitled to file a lien against the real property underlying the Park in connection with such work; and

(iii) delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements.

For purposes of this Lease, the term “Improvement Costs” shall mean the cost of the CD’s and all tenant build-out, including, without limitation, demising walls and utilities, data/telecom cabling, moving costs, architectural and permitting fees, and furniture, fixtures and equipment. Tenant shall be responsible for all Improvement Costs in excess of the Allowance.

Notwithstanding anything contained herein to the contrary, the Allowance may only be utilized toward hard construction costs associated with the Premises, Landlord’s construction management fee, and permitting/engineering/architectural fees associated with the Tenant Improvements. The Allowance may not be utilized in connection with other so-called “soft costs” such as, by way of example only, data/telecom wiring or the purchase of furniture, fixtures and equipment.”

2. It is mutually agreed that the above provisions shall be effective as of the date of this Second Amendment.

3. All capitalized but undefined terms used herein shall have the same meaning as set forth in the Lease.

4. Except as herein provided, Landlord and Tenant have caused their duly authorized representatives to execute this Second Amendment under seal as of the date set forth above.

[Signatures on Following Page]

LANDLORD:

GPI T&U INLAND, LP a Texas limited partnership

By:	/s/ Pierce Lancaster
Name: Pierce Lancaster
Title: Authorized Person

TENANT:

MIRION TECHNOLOGIES (MGPI), INC., a Texas limited partnership

By:	/s/ Mike Freed
Name: Mike Freed
Title: CEO

GUARANTOR:

MIRION TECHNOLOGIES (GLOBAL), LTD.,

By:	/s/ James Cocks
Name: James Cocks
Title: Director